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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2003

Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7221
(Commission File Number)

36-1115800
(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196
(Address of principal executive offices)

Registrant's telephone number, including area code: (847) 576-5000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events

        In a press release dated April 3, 2003, Motorola, Inc. announced that Francesco Caio, the newly-announced Chief Executive Officer of Cable and Wireless plc, has informed Motorola that he will not stand for re-election to the Motorola Board of Directors at the Company's Annual Meeting of Stockholders next month. Caio has been a member of Motorola's Board of Directors since 2000. In announcing his decision, Caio, a citizen of Italy, said he was not standing for re-election to the Board so that he could focus his full energy and attention on his new position as CEO of European-based Cable & Wireless.

        Motorola will be holding its Annual Meeting of Stockholders on May 5, 2003. The Company commenced mailing its proxy statement and meeting materials to stockholders on March 27. In light of Mr. Caio's decision not to stand for re-election, the Company announced that it currently contemplates that the number of directors to be elected at the 2003 Annual Meeting will be 12.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: April 3, 2003	By:	/s/ Anthony Knapp Anthony Knapp Senior Vice President and Controller

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  Item 5. Other Events
SIGNATURES